Exhibit 99.3

CoreSite Realty Corporation Announces Executive Leadership Transition

Tom Ray to Retire Effective September 10, 2016

Paul Szurek, Lead Independent Director, to Succeed Tom Ray as President and CEO

Denver, CO — July 28, 2016 — CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced that Tom Ray is retiring from the Company and that its Board of Directors has appointed Paul Szurek as President and Chief Executive Officer.  Mr. Szurek, who has been CoreSite’s lead independent director since September 2010, will assume the role on September 10, 2016, and Mr. Ray will step down from his role as CoreSite’s President, CEO and Board Director and will continue to serve as a consultant to the Company to assist with the transition through June 30, 2017.

“Paul, an active and valuable contributor to the CoreSite Board, has been instrumental in providing oversight of the Company’s growth and strategic direction,” said Robert Stuckey, Chairman of CoreSite’s Board of Directors. “He is an accomplished executive with a deep understanding of our business, operations and the strategies we are implementing. Paul’s private company development and operations experience at Biltmore and his extensive public company experience with Security Capital Group, where he was actively involved in almost every aspect of governance, strategy and execution, provide the right skill set to continue CoreSite’s growth and progress. I am confident that he will be a great addition to our excellent management team as we pursue our ongoing goals of sustainable profitable growth over the near and long term and value creation for all shareholders. As a Board, we understand the importance of continuity and succession planning, and we are pleased that Paul and Tom are collaborating closely for a smooth transition.”

Mr. Stuckey continued, “On behalf of the Board and the Company, I want to thank Tom for his many contributions to CoreSite. Tom has been instrumental in crafting, implementing and overseeing the execution of the vision of CoreSite since its inception and we are grateful for his long-sighted leadership. He is leaving an admirable legacy.”

“It is an honor to be appointed President and Chief Executive Officer of CoreSite,” said Mr. Szurek. “I have worked very closely with Tom and the CoreSite team over the years and have gained profound knowledge and respect for what the entire team has built. With the support of our talented team, we will continue to execute on our strategy, support our customers, provide growth opportunities for our employees and deliver value to our shareholders.”

Mr. Ray said, “It has been a privilege to have served CoreSite over the past 15 years. We have a strong team in place, and now is the right time for new leadership to continue to build upon what we have assembled. I am humbled by what the team has accomplished, and honored to have worked alongside such talented and committed professionals. I look forward to supporting a seamless transition with Paul and am confident in leaving the Company in his hands and under his capable leadership, along with the deep bench of talent we have built over the years.”

Paul E. Szurek has served as a CoreSite director since September 2010. Mr. Szurek has been Chief Financial Officer of Biltmore Farms, LLC, a residential and commercial real estate development and operating company, since 2003. Prior to joining Biltmore Farms, LLC, Mr. Szurek served as Chief Financial Officer of Security Capital Group Incorporated, a publicly traded real estate investment, development and operating company with extensive REIT engagement. At Security Capital, Mr. Szurek held a variety of roles and achieved a number of significant accomplishments. As Security Capital’s Senior Vice President of Corporate Finance, he oversaw the financing strategy and execution for its affiliated REITs and

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participated in all of the mergers and acquisitions activity. He was also Co-Managing Director of Security Capital U.S. Realty, a Luxembourg company which made strategic investments in U.S. REITS and helped generate above-market returns by providing strategic guidance. Mr. Szurek was promoted to CFO of Security Capital in 1997, where he supported the company from its IPO, through its acquisition by GE Real Estate in 2002. He managed Security Capital’s financial structure and capital access, participated in its acquisition and disposition activity and led the restructuring and optimization of its shared operations center. The shared operations center was an innovative undertaking, being one of the first in the industry to implement a cloud-based operating and financial system in order to achieve greater controls, more flexibility and significant efficiencies. Mr. Szurek received a J.D. with honors from Harvard Law School and a B.A. in Government, magna cum laude, from the University of Texas at Austin.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 900 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 350+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

VP of Investor Relations and Media/Public Relations

303-405-1012

Greer.Aviv@CoreSite.com

Forward-Looking Statements

This press release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.